Exhibit 99.2

Pioneer Group, Inc. and Subsidiary

Unaudited Consolidated Financial Statements

As of March 31, 2016 and December 31, 2015

And for the Three Months Ended March 31, 2016 and March 31, 2015

Pioneer Group, Inc. and Subsidiary
As of March 31, 2016 and December 31, 2015
and for the Three Months Ended March 31, 2016 and March 31, 2015

Pioneer Group, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)

Assets
	March 31, 2016	December 31, 2015
Current Assets
Cash and cash equivalents	$3,059,680	$2,906,770
Other receivables	384,033	421,208
Prepaids and other	427,048	228,485
Casino inventories	133,850	144,974
Total current assets	4,004,611	3,701,437

Property and Equipment, at Cost
Furniture and equipment	14,611,420	14,949,208
Buildings and improvements	14,234,075	14,207,330
	28,845,495	29,156,538
Less: accumulated depreciation and amortization	(18,588,481)	(18,483,049)
	10,257,014	10,673,489
Land	7,919,126	7,919,126
	18,176,140	18,592,615

Other Assets
Real estate inventories	150,000	150,000
Equity method investment	60,566	59,585
Related party note receivable	30,000	30,000
Deferred loan costs, net of accumulated amortization of $89,070 and $86,528	32,967	35,509
	273,533	275,094
	$22,454,284	$22,569,146

See notes to consolidated financial statements.

Pioneer Group, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited) (Continued)

Liabilities and Shareholders' Equity
	March 31, 2016	December 31, 2015
Current Liabilities
Accounts payable	$1,278,296	$816,313
Related party payables	32,684	7,003
Accrued wages and benefits	595,407	668,993
Other accrued liabilities	1,374,704	1,570,642
Current portion of long-term debt	1,252,207	1,252,917
Total current liabilities	4,533,298	4,315,868

Long-term Obligations, Net of Current Portion
Long-term debt	2,638,513	2,958,514
Total long-term liabilities	2,638,513	2,958,514

Total liabilities	7,171,811	7,274,382

Shareholders' Equity
Common stock (no par value, 2,500 shares authorized; 1,000 shares issued; 806 shares outstanding)	1,260,579	1,260,579
Retained earnings	16,870,902	16,883,193
	18,131,481	18,143,772
Less common stock in treasury - at cost	(2,849,008)	(2,849,008)
	15,282,473	15,294,764
	$22,454,284	$22,569,146

See notes to consolidated financial statements.

Pioneer Group, Inc. and Subsidiary
Consolidated Statements of Earnings (Unaudited)

	Three months ended March 31,
	2016	2015
Operating Revenues
Casino	$5,795,795	$5,440,204
Food and beverage	1,051,915	930,593
Hotel	104,649	57,293
Other	67,379	59,331
	7,019,738	6,487,421
Less promotional allowances	1,109,515	982,709
Net revenues	5,910,223	5,504,712

Operating Expenses
Casino	2,178,978	1,899,525
Food and beverage	1,333,027	1,190,129
Hotel	43,109	33,627
Other	10,693	9,973
Acquisition costs	49,385	—
Selling, general and administrative	1,702,543	1,516,768
Depreciation and amortization	462,903	393,146
Loss on disposal of assets	8,761	4,650
Total operating expenses	5,789,399	5,047,818
Income from Operations	120,824	456,894

Nonoperating Income (Expense)
Interest income	3,724	3,864
Interest expense	(32,819)	(37,448)
Other expense	(4,019)	—
Total nonoperating income (expense)	(33,114)	(33,584)
Net earnings	$87,710	$423,310

See notes to consolidated financial statements.

Pioneer Group, Inc. and Subsidiary
Consolidated Statements of Shareholders' Equity (Unaudited)

	Common Stock		Retained	Treasury Stock
	Shares	Amount	Earnings	Shares	Amount	Total
Balance as of January 1, 2016	1,000	$1,260,579	$16,883,193	194	$(2,849,008)	$15,294,764
Net earnings	—	—	87,710	—	—	87,710
Distributions to shareholders	—	—	(100,001)	—	—	(100,001)
Balance as of March 31, 2016	1,000	$1,260,579	$16,870,902	194	$(2,849,008)	$15,282,473

See notes to consolidated financial statements.

Pioneer Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
	2016	2015
Operating Activities
Net earnings	$87,710	$423,310
Items not providing (requiring) cash
Net loss on disposal of assets	8,761	4,650
Depreciation and amortization	462,903	393,146
Changes in
Receivables	37,175	70,930
Prepaids and other assets	(196,021)	(648,114)
Inventories	11,124	20,918
Accounts payable	481,914	428,193
Accrued liabilities	(269,524)	197,116
Net cash provided by operating activities	624,042	890,149

Investing Activities
Acquisition of property and equipment	(49,439)	(55,818)
Net change in equity method investment	(981)	—
Net cash used in investing activities	(50,420)	(55,818)

Financing Activities
Distributions paid to shareholders	(100,001)	(350,001)
Principal payments on long-term debt	(320,711)	(415,662)
Proceeds from long-term debt	—	300,000
Net cash used in financing activities	(420,712)	(465,663)

Net Increase in Cash and Cash Equivalents	152,910	368,668

Cash and Cash Equivalents, Beginning of Year	2,906,770	3,109,435

Cash and Cash Equivalents, End of Year	$3,059,680	$3,478,103

Supplemental Cash Flows Information
Cash paid for interest	$32,819	$37,448
Additions to fixed assets through increase to accounts payable	$5,750	$—

See notes to consolidated financial statements.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Note 1:    Organization and Summary of Significant Accounting Policies

Organization

Pioneer Group, Inc. operates three casinos located in Cripple Creek, Colorado. Pioneer Group, Inc. is organized under the laws of the State of Nevada. The casino and restaurant operating under the name of Bronco Billy's Casino (Bronco Billy's) began operations during October 1991. In July 1998, a second casino separately licensed as Buffalo Billy's Casino (Buffalo Billy's) began operations. That same year, Buffalo Billy's opened its steakhouse. In April 2008, a third casino separately licensed under the name Billy's Casino (Billy's) began operations, with its restaurant beginning operations in May 2008.

Pioneer Group, Inc. purchased 100% of Elk Grove Village, LLC during 2003, from three shareholders of Pioneer Group, Inc. Elk Grove Village, LLC was formed under the laws of the State of Colorado and operates under a limited liability company agreement. Elk Grove Village, LLC was acquired for the purpose of improving, developing, selling and otherwise using land in Woodland Park, Colorado. Elk Grove Village, LLC was to initially construct 34 townhomes on the land. As of March 31, 2016, 12 of the 34 townhomes have been constructed, of which all 12 have been sold. Unless dissolved earlier, the term of Elk Grove Village, LLC is 50 years, or until February 12, 2051.

Cripple Creek is one of three cities in the State of Colorado permitted to have limited stakes gaming. Limited stakes gaming is defined in Colorado as the use of slot, keno and video poker machines, craps, roulette and the card games blackjack and poker, each with a maximum single bet up to one hundred dollars. Casinos in Cripple Creek draw patrons primarily from the Colorado Springs and Pueblo, Colorado areas and, to a lesser extent, from the greater Denver, Colorado metropolitan area. Cripple Creek is a mountain tourist town and its gaming market is subject to seasonal fluctuations. Typically, Pioneer Group, Inc.'s gaming revenues are greater in the summer tourist season and are lower from October through April. As all of Pioneer Group, Inc.'s casino operations are located in Cripple Creek, the casinos are exposed to conditions that are specific to Colorado and the Cripple Creek market. These conditions include complications caused by weather.

Casino operations are subject to extensive regulation in the State of Colorado by the Colorado Limited Gaming Control Commission. Management believes that Pioneer Group, Inc.'s procedures for supervising casino operations and recording casino and other revenues comply, in all material respects, with the applicable regulations in Colorado.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Pioneer Group, Inc. and Elk Grove Village, LLC (collectively, the Company). All significant intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At March 31, 2016, cash and cash equivalents consisted

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

primarily of cash on hand and demand deposits subject to immediate withdrawal. The Company is required by Colorado Gaming Regulations to maintain cash and cash equivalents in an amount sufficient to protect the Company's patrons against defaults in gaming debts owed by the Company.

At March 31, 2016, the Company's cash accounts at financial institutions exceeded federally insured limits by approximately $405,000.

Other Receivables

Other receivables consist primarily of returned checks and amounts contained in redemption kiosks within the facility. If necessary, the Company provides an allowance for doubtful accounts, which is based on a review of outstanding receivables, historical collection information and existing economic conditions. Accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Property and Equipment

Property and equipment are recorded at cost and are being depreciated and amortized on the straight-line method over their estimated useful lives. Leased property under capital leases is amortized over the shorter of the lives of the respective leases or over the service lives of the assets for those leases which substantially transfer ownership. Interest incurred on debt outstanding related to expansion and during the construction period has been capitalized. Capitalized interest is included in building and improvements.

The estimated useful lives are as follows:

Years
Leased property and equipment	5 - 30
Furniture and equipment	5
Buildings and improvements	30 - 40

Real Estate Inventories

Real estate inventories recorded by Elk Grove Village, LLC include five undeveloped real estate lots that are carried at the lower of cost or market. The Company reviews this inventory for possible impairment on an annual basis. No impairment losses were recognized in the periods January 1, 2016 to March 31, 2016 and January 1, 2015 to March 31, 2015.

Deferred Loan Costs

Costs incurred in conjunction with the issuance of long-term debt are being amortized over the respective lives of the issues on a straight-line basis.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Impairment of Long-lived Assets

The Company reviews long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If there is an indication of impairment, which is estimated as the difference between anticipated undiscounted future cash flows and carrying value, the carrying amount of the asset is written down to its estimated fair value by a charge to operations. Fair value is estimated based on the present value of estimated future cash flows using a discount rate commensurate with the risk involved. Estimates of future cash flows are inherently subjective and are based on management's best assessment of expected future conditions.

Slot Club Liability

The Company has a slot club for its preferred players. To earn "points," slot club members insert a special card into slot, keno and video poker machines while playing in Bronco Billy's, Buffalo Billy's and Billy's casinos. Based on their point totals, members may receive cash. The Company accrues the cost of cash points as such points are earned by members of the slot club and expenses the complementary points as they are redeemed. The slot club liability of $378,561 as of March 31, 2016 and $375,542 as of December 31, 2015, is included in other accrued liabilities on the balance sheets.

Outstanding Gaming Chip Liability

When customers exchange cash for gaming chips, the Company has a liability for the face amount of the chips as long as they are outstanding and not redeemed or won by the house. That liability is established by determining the difference between the total chips placed in service and the actual inventory of chips in custody or under the control of the casino. The outstanding gaming chip liability of $122,835 as of March 31, 2016 and December 31, 2015, is included in other accrued liabilities on the balance sheets.

Tokens and Chips

The cost of tokens and chips used in casino play are expensed as incurred.

Casino Revenue Recognition

Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

Promotional Allowances

Food and beverage revenues include the retail value of complimentary food and beverage provided gratuitously to patrons. The retail value of the promotional allowances is deducted to arrive at net revenues. Promotional allowances also include the value of coupons redeemed and the value of complimentary services and/or cash rebates to customers based on the volume of the customers' gaming activity.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Income Taxes

The Company's shareholders have elected to have the Company's income taxed as an "S" Corporation under provisions of the Internal Revenue Code and a similar section of the Nevada income tax law. Therefore, taxable income or loss is reported to the individual shareholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements. Elk Grove Village, LLC's net earnings or losses are taxed at the member level and Pioneer Group, Inc. was the sole member of Elk Grove Village, LLC. With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for calendar years before 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2: Inventories

The Company records casino food, beverage and merchandise inventories at the lower of cost or market using the first-in, first-out method. The components of casino inventories are as follows:

	March 31, 2016	December 31, 2015
Food and beverage	$103,769	$112,599
Merchandise and other	30,081	32,375
	$133,850	$144,974

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Real estate inventories consist of the following:

	March 31, 2016	December 31, 2015
Land	$93,326	$93,326
Land improvements	56,674	56,674
	$150,000	$150,000

Note 3: Long-term Debt

Long-term debt consists of the following as of March 31, 2016:

	March 31, 2016	December 31, 2015
Nevada State Bank note (A)	$3,760,000	$4,075,000
Note payable (B)	130,720	136,431
	3,890,720	4,211,431
Less: Current portion	(1,252,207)	(1,252,917)
	$2,638,513	$2,958,514

(A)
A reducing revolving note held by a bank with a maximum commitment of $5,000,000 as of March 31, 2016. The commitment is reduced by $625,000 semi-annually. Principal payments are required to reduce the outstanding principal balance to be consistent with the reduction in maximum commitment. In addition, monthly interest-only payments are required. The interest rate was set at 7.376% until July 1, 2012. On July 1, 2012, per the terms of the agreement, the rate was adjusted to 2.823% which was 1.90% in excess of the LIBOR/Swap rate on July 1, 2012. That rate is fixed until July 1, 2017, at which time it will be adjusted to a rate of 1.90% in excess of the lender's five-year LIBOR/Swap rate index, as defined in the agreement. As of March 31, 2016 and December 31, 2015, the note contained no prepayment penalties. All outstanding principal and accrued interest is due July 1, 2019; the debt is collateralized by the Company's assets and deeds of trust and is personally guaranteed by certain shareholders.

The note contains various covenants related to the parties of the agreements, including a maximum funded debt to EBITDA ratio of no greater than 3.50 to 1.00, annual capital expenditures of no less than 2% and no more than 8% of the Company's net revenues for the immediately prior year and a fixed charge coverage ratio of at least 1.10 to 1.00. Management believes the Company was in compliance with all financial covenants as of March 31, 2016.

Subsequent to March 31, 2016, this note was paid in full in conjunction with the sale transaction. See Note 9.

(B)	Due February 15, 2037; payable $1,031 monthly; including interest at 7.00%; secured by real property. Subsequent to March 31, 2016, this note was paid in full.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Maturities of long-term debt as of March 31, 2016 are as follows:

Period April 1, 2016 to March 31, 2017	$1,252,207
Period April 1, 2017 to March 31, 2018	1,253,128
Period April 1, 2018 to March 31, 2019	1,253,354
Period April 1, 2019 to March 31, 2020	13,596
Period April 1, 2020 to March 31, 2021	3,856
Thereafter	114,579
$3,890,720

Note 4: Operating Leases

The Company leases a building, parking lots and equipment under short- and long-term operating leases expiring at various dates through January 2019. The building lease contains renewal options for periods up to 18 years and requires the Company to pay all executory costs (property taxes, maintenance and insurance).

Future minimum lease payments at March 31, 2016 are as follows:

Period April 1, 2016 to March 31, 2017	$217,058
Period April 1, 2017 to March 31, 2018	33,558
Period April 1, 2018 to March 31, 2019	18,558
Total minimum lease payments	$269,174

Rent expense under the operating leases totaled $34,931 and $36,736 for the periods January 1, 2016 to March 31, 2016 and January 1, 2015 to March 31, 2015, respectively.

Note 5: Significant Estimates and Concentrations

Cash and Cash Equivalents

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents; however, the Company places its cash and cash equivalents with high credit quality institutions, primarily with banks located in the State of Colorado, to limit its credit exposure. The State of Colorado does not permit the extension of credit for gaming purposes.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Note 6: Pension Plan

The Company participates in a defined contribution 401(k) retirement plan (the Plan). Employees who are eligible for the Plan must have completed one year of service (1,000 hours). Participants may contribute a maximum of 100% of their annual wages to the Plan, subject to IRS limits. The Company may make discretionary contributions to the Plan. For the periods January 1, 2016 to March 31, 2016 and January 1, 2015 to March 31, 2015, the Company made discretionary contributions to the Plan of $5,149 and $8,587, respectively.

Note 7: Related-party Transactions

For the periods January 1, 2016 to March 31, 2016 and January 1, 2015 to March 31, 2015, total billings for management fees were $45,000. Management fees are paid to certain shareholders of the Company.

As of March 31, 2016 and December 31, 2015, the Company has a note receivable from a shareholder for $30,000 for a term of 18 months. Interest is payable monthly at 10% per annum, while the full principal amount is due June 2016.

Accounts payable to employees was $32,684 as of March 31, 2016 and $7,003 as of December 31, 2015.

Note 8: Commitments and Contingencies

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated balance sheets, statements of earnings and cash flows of the Company.

Medical Plan

The Company participates in a self-funded medical plan administered by Pioneer Group, Inc. It pays all medical claims up to $80,000, per employee for each fiscal year. Stop- loss coverage has been purchased, which covers medical claims in excess of $80,000 per employee, and which limits the plan's aggregate self-insurance exposure to the amount of $1,039,288, or 100% of the Monthly Aggregate Attachment Point for the first month of the policy period times 12, whichever is greater, for each policy year.

All claims are processed by a third-party administrator (Meritain). The estimated liability for outstanding claims of approximately $205,000 as of March 31, 2016 and December 31, 2015, is reported on the consolidated balance sheets in accrued wages and benefits.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

Legislation

There can be no assurances that any gaming initiatives will not be proposed in the future and, if passed, will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

Note 9: Subsequent Events

On May 13, 2016, the Company sold substantially all of the assets and transferred substantially all of the liabilities related to its casino and hotel operations to Full House Resorts, Inc. Upon closing of the sale, the Company paid its note to Nevada State Bank in full.